Filed Pursuant to Rule 424(b)(5)
Registration No. 333-199105

The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 4, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated October 15, 2014)

Units

Each Consisting of

One Share of Common Stock and

             of a Warrant to Purchase One Share of Common Stock

We are offering             units, with each unit consisting of one share of our common stock and              of a warrant to purchase one share of our common stock (and the             shares of our common stock issuable from time to time upon exercise of the offered warrants). The purchase price for each unit is $            . Each warrant will have an exercise price of $             per share, will be exercisable upon issuance and will expire five years from the date of issuance. No fractional warrants will be issued. The units will not be issued or certificated. The shares of common stock and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering. The shares of common stock, warrants and shares of common stock underlying the warrants are sometimes collectively referred to herein as the “securities.”

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BIND.” On February 3, 2015, the last reported sale price of our common stock on The Nasdaq Global Select Market was $6.81 per share. There is no established public trading market for the warrants and a public market may never develop. In addition, we do not intend to apply for listing of the warrants on The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and future filings.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for additional disclosure regarding underwriting discounts, commissions and estimated offering expenses.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being offered and issued in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common stock and warrants to the investors in book-entry form through the facilities of The Depository Trust Company on or about             , 2015.

Cowen and Company	Stifel

JMP Securities

Oppenheimer & Co.

The date of this prospectus supplement is             , 2015.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information; Incorporation by Reference” on page S-29 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor any of the underwriters have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

When we refer to “BIND,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean BIND Therapeutics, Inc. and its consolidated subsidiaries, unless otherwise specified.

We use our registered trademarks, BIND Therapeutics and Medicinal Nanoengineering, in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames and

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service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information you should consider before investing in our securities. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-8 of this prospectus supplement and the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement, including the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Our Company

We are a clinical-stage nanomedicine platform company developing a pipeline of Accurins, our novel targeted therapeutics designed to increase the concentration and duration of therapeutic payloads at disease sites while reducing exposure to healthy tissue. We are leveraging our Medicinal Nanoengineering platform to develop a pipeline of Accurins targeting hematological and solid tumors and have a number of strategic collaborations with biopharmaceutical companies to develop Accurins in areas of high unmet need. Our lead drug candidate, BIND-014, is a prostate-specific membrane antigen (PSMA) -targeted Accurin that contains docetaxel, a clinically-validated and widely-used cancer chemotherapy drug. PSMA is a clinically-validated tumor marker expressed on prostate cancer cells and the blood vessels of many types of non-prostate solid tumors, including non-small cell lung cancer (NSCLC). BIND-014 is currently in development for the treatment of NSCLC patients with KRAS mutations or squamous histology. In addition, we plan to initiate clinical trials with BIND-014 in cervical, bladder, head and neck and cholangio cancers in 2015. We are also initiating investigational new drug-enabling preclinical studies and manufacturing activities for BIND-510, our second PSMA-targeted Accurin drug candidate containing vincristine, a potent microtubule inhibitor with dose limiting peripheral neuropathy in its conventional form. Lastly, we are developing Accurins designed to inhibit polo-like kinase 1 (PLK1) and kinesin spindle protein (KSP), both of which we believe are promising anti-mitotic targets that have been limited in the clinic due to myelotoxicity prior to reaching therapeutic doses. We have announced ongoing collaborations with Pfizer Inc., AstraZeneca AB, F. Hoffmann-La Roche Ltd. and Merck & Co., or Merck (known as Merck Sharp & Dohme outside the United States and Canada), to develop Accurins based on their proprietary therapeutic payloads and targeting ligands.

Recent Developments

BIND-014 (PSMA-targeted Accurin docetaxel)

In November 2014, positive results from our ongoing Phase 2 study of BIND-014 in NSCLC were presented at the 26th EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics in Barcelona, Spain. The trial met the primary objective in the once every three weeks (Q3W) arm (60 mg/m2 of BIND-014 on Day 1 of a 21-day cycle) as measured by overall response rate. These data from our ongoing Phase 2 study demonstrated substantial clinical activity as monotherapy in advanced second line NSCLC patients, with 15 percent partial response rate (n= 40; 5 confirmed, 1 unconfirmed), prolonged disease control, with 63 percent of patients (25) achieving stable disease or partial response for more than 6 weeks and 48 percent (19) for more than 12 weeks, and meaningful reductions of docetaxel-related toxicities. We believe that the increased anti-tumor activity at a lower dose than conventional docetaxel provides important validation of our Accurin platform. We expect to report final overall survival data from our ongoing Phase 2 trial with BIND-014 in the NSCLC broad patient population in the first half of 2015.

In the Phase 2 study, BIND-014 also demonstrated promising anti-tumor activity in NSCLC patients with KRAS mutant tumors (mutated Kirsten ras oncogene homolog), with two out of nine (22%) patients with KRAS mutations enrolled in the trial experiencing an objective response. One KRAS mutant NSCLC objective response was also seen in the Phase 1 trial with BIND-014, yielding a combined total confirmed response rate of 30 percent (three confirmed responses in a total of 10 patients with KRAS mutant tumors) across both studies. Additionally, in the Phase 2 study, BIND-014 demonstrated prolonged disease control in NSCLC patients with KRAS mutations, with 67 percent of patients (six) achieving stable disease or partial response for more than 6 weeks and 44 percent (four) for more than 12 weeks. KRAS mutations in NSCLC account for approximately 20 percent of all NSCLC and are generally associated with poor response to currently available drug therapy regimens, including docetaxel. An additional signal was observed in NSCLC patients with squamous histology, with interim overall survival of 11.1 months as of October 23, 2014. Although no confirmed objective responses were seen in this subset of patients, BIND-014 demonstrated prolonged disease control in NSCLC patients with squamous histology (n=9), with 67 percent of patients (six) achieving stable disease for more than 6 weeks and 56 percent (five) for more than 12 weeks. Squamous histology is a major NSCLC subtype accounting for approximately 25 percent of all NSCLC and poorly served by existing available therapies. We estimate that there were approximately 1.4 million new cases of NSCLC worldwide in 2012 and estimate that NSCLC patients with KRAS mutant tumors or squamous histology account for approximately 650,000 of these cases.

In January 2015, we enrolled the first patient expressing a KRAS mutation in a global, multicenter two-tiered Phase 2 trial with BIND-014 in NSCLC patients with KRAS mutant tumors or squamous histology. We anticipate enrolling the first NSCLC patient with squamous histology in this trial in the first quarter of 2015. Total enrollment in each tier of the study is anticipated to be 40 patients, with preliminary data anticipated as early as the second half of 2015. We also plan to initiate a global, multicenter, two-stage, Phase 2, multi-tumor trial with BIND-014 in patients with cholangiocarcinoma, cervical cancer, bladder cancer and head and neck cancers, with anticipated first patient enrollment in the second quarter of 2015. These areas of high unmet need offer potential opportunities for more rapid development with anticipated stage 1 data readout in early 2016.

Our Phase 2 trial of BIND-014 in metastatic castrate resistant prostate cancer (mCRPC) enrolled 42 patients, 31 of whom had been treated with androgen inhibitors prior to enrolling in the study. In January 2015, we announced topline data from this ongoing study showing that BIND-014 demonstrated promising efficacy profile, with radiographic progression-free survival, or rPFS, of 8.1 months as of December 15, 2014. We had two patients on treatment as of December 15, 2014. Twenty-four patients continue to be followed for overall survival and 60 percent of the patients enrolled attained an rPFS of 6 months or greater. Safety and tolerability were also promising, with notable reductions in adverse effects that often limit dosing of conventional docetaxel, including hematologic and non-hematologic toxicities. Given the rapidly evolving prostate cancer treatment landscape, we believe that there are more promising opportunities for the Accurin platform within our development portfolio rather than for the treatment of mCRPC. We plan to present complete results of the mCPRC trial at an upcoming medical meeting.

BIND-510 (PSMA-targeted Accurin vincristine)

In November 2014, we selected our second proprietary product candidate, BIND-510, based on its promising characteristics as a PSMA-targeted Accurin containing vincristine, a potent vinca alkaloid microtubule disrupting agent. By applying our Accurin technology, BIND-510 is designed to concentrate high levels of vincristine in tumors while limiting exposure to healthy tissue. Evidence of meaningfully greater efficacy and an improved toxicity profile compared to vincristine in its conventional form has been demonstrated across a broad range of in vivo tumor models with Accurin formulations of vincristine. In particular, in preclinical models, doses of Accurin formulations of vincristine have shown anti-tumor activity without evidence of overt toxicity. We believe that BIND-510 has the potential to overcome the major limitation of vincristine in clinical use due to its dose-limiting toxicity profile, specifically cumulative and irreversible neuropathy. Based on these encouraging preclinical results, we plan to initiate investigational new drug (IND)-enabling toxicology studies and manufacturing scale-up in the first half of 2015 and file an IND application with the U.S. Food and Drug Administration (FDA) for BIND-510 in 2016.

Collaborations

In November 2014, we entered a joint research and development agreement with Merck to discover and develop novel nanomedicines for oncology. This collaboration will leverage our proprietary nanomedicine platform to create targeted Accurins based on novel, potent payloads from Merck’s preclinical oncology portfolio. The first two Merck compounds include a KSP inhibitor and a PLK1 inhibitor. Both KSP and PLK1 are regulators of cellular mitosis and are considered essential to the proliferation of cancer cells. These pathways have proven difficult to target effectively using conventional agents due to therapeutic index limitations. Under the terms of our agreement, we agreed to apply our Medicinal Nanoengineering platform to develop targeted Accurins based initially on Merck- supplied investigational KSP and PLK1 inhibitors. The agreement also includes the option to incorporate additional Merck compounds in the future. We agreed to fund and conduct research and development activities to advance Accurin product candidates based on these agents through first-in-human clinical studies, after which Merck and we will alternate in choosing whether or not to further develop and commercialize the Accurin products. If we opt in, in most scenarios there will be no payments made to Merck beyond a royalty on future product sales. If Merck opts in, it agreed to pay us a fee based on a multiple of our research and development expenses, plus a royalty, if any, on future product sales.

In December 2014, we achieved a development milestone as part of our global collaboration agreement with Pfizer, Inc. to develop and commercialize Accurins utilizing select small molecule targeted therapies. The collaboration aims to employ our Medicinal Nanoengineering platform to impart tissue and cellular targeting to molecularly targeted drugs. Pfizer has responsibility for development and commercialization of the selected Accurins.

In January 2015, we announced that we and one of our collaborators, which is AstraZeneca, are working toward filing an IND application with the FDA for AZD2811 in mid-2015. AZD2811 is an Accurin containing AZD1152-hQPA, the active metabolite of the prodrug barasertib (AZD1152), a potent and selective inhibitor of aurora B kinase. Positive results with the Accurin nanoparticle AZD2811, demonstrating improved efficacy and enhanced trafficking to tumor sites in multiple preclinical models while displaying minimal bone marrow toxicity, were presented at the American Association for Cancer Research Annual Meeting in April 2014.

Financial Information

At December 31, 2014, we had approximately $41 million in cash, cash equivalents and short-term investments. Because our financial statements for the year ended December 31, 2014 have not yet been finalized or audited, this preliminary statement of our cash, cash equivalents and short-term investments as of December 31, 2014 is subject to change, and our actual cash, cash equivalents and short-term investments as of December 31, 2014 may differ materially from this preliminary estimate. Accordingly, you should not place undue reliance on this preliminary estimate.

On January 23, 2015, we entered into a First Amendment to Amended and Restated Loan and Security Agreement (the Amendment) with Hercules Technology III, L.P. Under the Amendment, we borrowed an additional $15 million in growth capital, less the repayment of the outstanding balance on our existing term loan facility of approximately $3 million. As a result of the Amendment, we reported on January 23, 2015 that we expected that our cash, cash equivalents and short-term investments will fund our operating expenses and capital expenditure requirements through at least December 31, 2015. This expectation was based on our operating plans and research and development funding that we expected to receive under our existing collaborations, but excludes any potential milestone payments.

Corporate Information

Our principal executive offices are located at 325 Vassar Street, Cambridge, Massachusetts 02139, and our telephone number is (617) 491-3400. Our website address is www.bindtherapeutics.com. The information contained in, or accessible through, our website should not be considered a part of this prospectus supplement.

THE OFFERING

Common stock offered by us	shares, plus shares of our common stock underlying the warrants offered in this offering.

Warrants offered by us	Warrants to purchase up to shares of common stock. Each warrant will have an exercise price of $ per share, will be exercisable upon issuance and will expire five years from the date of issuance. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. The exercise price of the warrants is subject to adjustment in certain circumstances.

Common stock to be outstanding immediately after this offering	shares (assuming none of the warrants issued in this offering are exercised).

Limitation on exercise of the warrants	Any exercise notice with respect to the warrants delivered by a holder will be deemed automatically not to have been so delivered by such holder to the extent, but only to the extent, that delivery of shares of our common stock or any other security otherwise deliverable upon such exercise would result in such holder (together with such holder’s affiliates (as defined in Rule 13e-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act), and any other persons acting as a group together with such holder or any of such holder’s affiliates) having a “beneficial ownership,” as determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder, or “Beneficial Ownership,” of our common stock or any other class of any equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act (a “Class”) in excess of 19.999% of the number of outstanding shares of our common stock or such Class (the “19.999% Ownership Limitation”).

Notwithstanding the foregoing, during any period of time in which a holder’s Beneficial Ownership of our common stock or any other Class is less than 10%, any exercise notice with respect to the warrants delivered by a holder will be deemed automatically not to have been so delivered by such holder to the extent, but only to the extent, that delivery of shares of our common stock or any other security otherwise deliverable upon such conversion or exercise would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) having a Beneficial Ownership of our common stock or any other Class in excess of 9.999% of the number of outstanding shares of our common stock or such Class (the “9.999% Ownership Limitation”).

Notwithstanding the foregoing, during any period of time in which a holder’s Beneficial Ownership of our common stock or any other Class is less than 5%, any exercise notice with respect to the warrants delivered by a holder will be deemed automatically not to have been so delivered by such holder to the extent, but only to the extent, that delivery of shares of our common stock or any other security otherwise deliverable upon such exercise would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) having a Beneficial Ownership of our common stock or any other Class in excess of 4.999% of the number of outstanding shares of our common stock or such Class (the “4.999% Ownership Limitation”).

By written notice to us, any holder may from time to time increase or decrease either or both of the 9.999% Ownership Limitation or the 4.999% Ownership Limitation to any other percentage not in excess of the 19.999% Ownership Limitation; provided that any such increase will not be effective until the 61st day after such notice is delivered to us.

Use of proceeds	We estimate the net proceeds from this offering will be approximately $ million (assuming none of the warrants issued in this offering are exercised), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the offering for the clinical development of BIND-014, IND-enabling activities for BIND-510, working capital and other general corporate purposes. Please see “Use of Proceeds” on page S-11.

Risk factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors that you should read and consider before investing in our securities.

Listing	Our common stock is listed on The Nasdaq Global Select Market under the symbol “BIND”. There is no established public trading market for the warrants, and a market may never develop. The warrants are not and will not be listed for trading on The Nasdaq Global Select Market, any other national securities exchange or other nationally recognized trading system.

Transfer agent and warrant agent	Computershare Trust Company, N.A.

The number of shares of our common stock to be outstanding after this offering is based on 16,547,549 shares of our common stock outstanding as of September 30, 2014 and excludes:

■	2,593,012 shares of common stock issuable upon exercise of stock options outstanding as of September 30, 2014, at a weighted average exercise price of $4.87 per share;
■	74,412 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 2014, at a weighted-average exercise price of $11.31 per share;
■	244,960 shares of common stock issuable upon exercise of stock options granted after September 30, 2014, at a weighted average exercise price of $7.48 per share;
■	81,227 shares of common stock issuable upon exercise of a warrant issued in January 2015 with an exercise price of $5.54 per share; and
■	1,562,671 shares of common stock reserved for future issuance under our 2013 Incentive Award Plan as of September 30, 2014 (before taking into account the shares of common stock issuable upon exercise of the stock options granted after September 30, 2014 described above), as well as shares that become available pursuant to provisions in our 2013 Incentive Award Plan that automatically increase the share reserve under the plan on January 1 of each calendar year.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of the outstanding options and warrants described above or the warrants offered hereby.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including the risks and uncertainties discussed under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and in our Current Report on Form 8-K filed on February 4, 2015, which are incorporated by reference into this prospectus supplement. If any of the risks incorporated by reference or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our securities could decline, and you may lose all or part of your investment.

Risks Related to this Offering

Purchasers of units in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of warrants.

The public offering price per unit in this offering is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase units in this offering, you will incur immediate substantial dilution of approximately $             per share, representing the difference between the public offering price per unit and our as adjusted net tangible book value as of September 30, 2014, without giving effect to the potential exercises of the warrants offered by this prospectus supplement. Furthermore, if outstanding options or warrants or the warrants offered hereby are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock or the warrants.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock included in the units, or issuable upon exercise of the warrants included in the units, sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended. Because the warrants are exercisable into our common stock, volatility or a reduction in the market price of our common stock could have an adverse effect on the market price of the warrants.

There is no public market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Global Select Market. Without an active market, the liquidity of the warrants will be limited.

Significant holders or beneficial holders of our common stock may not be permitted to exercise warrants that they hold.

The warrant agreement governing the warrants being offered hereby will prohibit a holder from exercising its warrants if doing so would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) beneficially owning more than 19.999% of our common stock or any other class of any equity security

(other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act, or a Class. Furthermore, during any period in which a holder beneficially owns less than 10% of our common stock or any other Class, the warrant agreement will limit the ability of such holder to exercise its warrants if doing so would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) beneficially owning more than 9.999% of our common stock or any other Class. Also, during any period in which a holder beneficially owns less than 5% of our common stock or any other Class, the warrant agreement will limit the ability of such holder to exercise its warrants if doing so would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) beneficially owning more than 4.999% of our common stock or any other Class. As a result, you may not be able to exercise your warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your warrants to realize value, but you may be unable to do so.

We may not have the ability to repurchase the warrants.

Under certain circumstances, if an extraordinary transaction (as defined in the warrants) occurs, holders of the warrants may require us to repurchase the remaining unexercised portion of such warrants for an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model and the terms of the warrants. Our ability to repurchase the warrants depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that we will maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to repurchase the warrants.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock or our warrants.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds of this offering for the clinical development of BIND-014, IND-enabling activities for BIND-510, working capital and other general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline and could have an adverse effect on the market price of the warrants.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three year period), the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. Taking into account our initial public offering of shares of our common stock and other transactions, we may have triggered an “ownership change” limitation. In addition, we may experience ownership changes in the future as a result of subsequent shifts in our stock ownership, some of which are outside our control. As a result, our ability to use our pre-change net operating loss carryforwards and other pre-change tax attributes to offset U.S. federal taxable income may be subject to limitations, which could result in increased tax liability to us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus are forward-looking statements. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus include, but are not limited to, statements related to: anticipated financial performance; expected liquidity and capitalization; the adequacy of our cash, cash equivalents and short-term investments, together with the net proceeds from this offering, to fund our operations; management’s plans and objectives for future operations, expenditures and product development, and investments in research and development; the potential safety, tolerability and efficacy of the Accurins we are developing; the timing of our ongoing and planned preclinical studies and clinical trials; our expectation of ongoing collaboration with our collaboration partners; the timing of filing INDs for BIND-510 and AZD2811; business prospects; future clinical results; our ability to protect our intellectual property from third-party claims; industry trends; market conditions; changes in accounting principles; ability to repay our indebtedness and our intentions regarding the use of cash. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the respective dates of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, as applicable, and are subject to a number of important factors, risks, uncertainties and assumptions, including those described under “Risk Factors” and elsewhere in this prospectus supplement and under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is incorporated by reference into this prospectus supplement. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein or any free writing prospectus, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $             million. The above does not give effect to any exercise of the warrants being offered and issued in this offering.

We intend to use the net proceeds for the clinical development of BIND-014, IND-enabling activities for BIND-510, working capital and other general corporate purposes. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We believe that our cash, cash equivalents and short-term investments, together with the net proceeds from this offering, will fund our operations into mid-2016. This expectation is based on our current operating plans and research and development funding that we expect to receive under our existing collaborations, but excludes any potential milestone payments.

PRICE RANGE OF COMMON STOCK

Our common stock has been publicly traded on The Nasdaq Global Select Market under the symbol “BIND” since our initial public offering on September 20, 2013. Prior to our initial public offering, there was no public market for our common stock. The following table sets forth, for the periods indicated, the high and low intraday sale prices of our common stock as reported by The Nasdaq Global Select Market.

	High	Low
2015
First Quarter (through February 3, 2015)	$10.04	$5.13
2014
Fourth Quarter	$10.75	$5.32
Third Quarter	$13.72	$8.55
Second Quarter	$13.23	$8.00
First Quarter	$15.21	$10.68
2013
Fourth Quarter	$15.89	$8.36
Third Quarter (from September 20, 2013)	$15.10	$13.99

On February 3, 2015, the last reported sale price of our common stock on The Nasdaq Global Select Market was $6.81. As of January 27, 2015, there were 16,569,145 shares of our common stock outstanding and approximately 48 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain any current and future earnings to finance the growth and development of our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Our amended and restated credit facility with Hercules Technology Growth Capital, Inc. contains restrictions on our ability to pay dividends.

DILUTION

If you invest in our units in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per unit and the as adjusted net tangible book value per share of our common stock after this offering.

As of September 30, 2014, we had a net tangible book value of $46.5 million, or $2.81 per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at September 30, 2014.

After giving effect to the issuance and sale by us of             units in this offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2014 would have been approximately $             million, or approximately $             per share. This amount represents an immediate increase in net tangible book value of $             per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $             per share to new investors purchasing units in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per unit paid by new investors. The following table illustrates this dilution on a per share basis:

Public offering price per unit		$
Net tangible book value per share as of September 30, 2014	$2.81
Increase in net tangible book value per share attributable to this offering

As adjusted net tangible book value per share after this offering

Dilution per share to new investors participating in this offering		$

The above discussion and table are based on 16,547,549 shares of our common stock outstanding as of September 30, 2014, which does not include the following:

■	2,593,012 shares of common stock issuable upon exercise of stock options outstanding as of September 30, 2014, at a weighted average exercise price of $4.87 per share;
■	74,412 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 2014, at a weighted-average exercise price of $11.31 per share;
■	244,960 shares of common stock issuable upon exercise of stock options granted after September 30, 2014, at a weighted average exercise price of $7.48 per share;
■	81,227 shares of common stock issuable upon exercise of a warrant issued in January 2015 with an exercise price of $5.54 per share; and
■	1,562,671 shares of common stock reserved for future issuance under our 2013 Incentive Award Plan as of September 30, 2014 (before taking into account the shares of common stock issuable upon exercise of the stock options granted after September 30, 2014 described above) as well as shares that become available pursuant to provisions in our 2013 Incentive Award Plan that automatically increase the share reserve under the plan on January 1 of each calendar year.

To the extent any of these outstanding options or warrants are exercised, there will be further dilution to new investors. If all of the options and warrants outstanding as of September 30, 2014 described above had been exercised as of September 30, 2014, the as adjusted net tangible book value per share after this offering would be $             and total dilution per share to new investors would be $             .

The information above does not give effect to the potential exercises of the warrants offered by this prospectus supplement.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering             units, each unit consisting of one share of common stock and              of a warrant to purchase one share of common stock at an exercise price of $             per share. No fractional warrants will be issued. Units will not be issued or certificated. The shares of common stock and the warrants are immediately separable and will be issued separately.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 6 of the accompanying prospectus.

Warrants

General

The following description of the warrants offered hereby is a summary. It summarizes only those aspects of the warrants that we believe will be most important to your decision to invest in the warrants. You should keep in mind, however, that it is the terms in the warrant, and not this summary, that define your rights as a holder of the warrants. There may be other provisions in the warrant that are also important to you. You should read the form of warrant for a full description of the terms of the warrants.

The warrants will be issued pursuant to the terms of the warrant agreement between us and Computershare Trust Company, N.A., as warrant agent. The warrants will be initially issued in the form of global securities held in book-entry form. Upon issuance, each of the global warrants will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in a global warrant will be limited to persons who have accounts with DTC (‘‘DTC participants’’) or persons who hold interests through DTC participants. Beneficial interests in global warrants may not be exchanged for warrants in physical, certificated form except in limited circumstances. Owners of beneficial interests in a global warrant will not receive or be entitled to receive physical, certificated warrants. The global warrants and beneficial interests in the global warrants will be subject to the applicable procedures of DTC, including procedures for exercising a beneficial interest in a warrant and restrictions on transfer.

Each warrant entitles the holder thereof to purchase one share of our common stock at an exercise price equal to $             per share. The warrants will be exercisable during the period commencing from the date of original issuance and ending on February     , 2020, the expiration date of the warrants. If an effective registration statement is available for the issuance of the shares underlying the warrants, a holder may only exercise the warrants through a cash exercise. If, and only if, a registration statement relating to the issuance of the shares underlying the warrants is not then effective or available, a holder of warrants may exercise the warrants on a cashless basis, where the holder receives the net value of the warrant in shares of common stock. Shares issued pursuant to a cashless exercise would be freely tradable without restriction or further registration under the Securities Act by persons other than our affiliates (within the meaning of Rule 144 under the Securities Act).

The exercise price and the number and type of securities purchasable upon exercise of warrants are subject to adjustment upon certain corporate events, including certain mergers, consolidations, tender offer or exchange offer, reclassifications, stock dividends and stock splits, cash dividends, a sale of all or substantially all of our assets and certain other events. No fractional shares will be issued upon exercise of the warrants. The warrants do not confer upon holders any voting or other rights as stockholders of the Company.

In the event of an extraordinary transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, we or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 10 days after the consummation of the extraordinary transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model and the terms of the warrants.

The warrants contain weighted-average anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions, including but not limited to securities issued pursuant to equity compensation plans or arrangements, currently outstanding warrants, securities issued pursuant to shareholder rights plans, securities issued pursuant to certain strategic transactions or financings, and the first $30,000,000 of securities sold pursuant to the Sales Agreement dated October 1, 2014 between us and Cowen and Company, LLC, as may be amended from time to time. The terms of the warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Ownership Limitation

Notwithstanding any other provision of this description of our warrants and the warrant agreement, any exercise notice with respect to the warrants delivered by a holder will be deemed automatically not to have been so delivered by such holder to the extent, but only to the extent, that delivery of shares of our common stock or any other security otherwise deliverable upon such exercise would result in such holder (together with such holder’s affiliates (as defined in Rule 13e-3 of the rules promulgated under the Exchange Act) and any other persons acting as a group together with such holder or any of such holder’s affiliates) having Beneficial Ownership of our common stock or any other Class in excess of the 19.999% Ownership Limitation. Any purported delivery to any holder shall be void and have no effect to the extent, but only to the extent, that after such delivery, such holder would have Beneficial Ownership of our common stock or any such Class in excess of the 19.999% Ownership Limitation.

Notwithstanding the foregoing, during any period of time in which a holder’s Beneficial Ownership of our common stock or any other Class is less than 10%, any exercise notice with respect to the warrants delivered by a holder will be deemed automatically not to have been so delivered by such holder to the extent, but only to the extent, that delivery of shares of our common stock or any other security otherwise deliverable upon such exercise would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) having a Beneficial Ownership of our common stock or any other Class in excess of the 9.999% Ownership Limitation. Any purported delivery to any holder shall be void and have no effect to the extent, but only to the extent, that after such delivery, such holder would have Beneficial Ownership of our common stock or any such Class in excess of the 9.999% Ownership Limitation.

Notwithstanding the foregoing, during any period of time in which a holder’s Beneficial Ownership of our common stock or any other Class is less than 5%, any exercise notice with respect to the warrants delivered by a holder will be deemed automatically not to have been so delivered by such holder to the extent, but only to the extent, that delivery of shares of our common stock or any other security otherwise deliverable upon such exercise would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) having a Beneficial Ownership of our common stock or any Class in excess of the 4.999% Ownership Limitation. Any purported delivery to any holder whose Beneficial Ownership of our common stock or any other Class is less than 5% shall be void and have no effect to the extent, but only to the extent, that after such delivery, such holder would have Beneficial Ownership of our common stock or any such Class in excess of the 4.999% Ownership Limitation.

For purposes of calculating Beneficial Ownership for each of the immediately three preceding paragraphs, the aggregate number of shares of our common stock beneficially owned by a holder will include the number of shares of our common stock issuable upon exercise of the warrants with respect to which the determination of such sentence is being made, but shall exclude the number of shares of our common stock which are issuable upon (i) exercise of the remaining, unexercised warrants beneficially owned by such holder, and (ii) exercise or conversion of the unexercised or unconverted portion of any of our other securities beneficially owned by such holder (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein.

By written notice to us, a holder may from time to time increase or decrease either or both of the 9.999% Ownership Limitation or the 4.999% Ownership Limitation to any other percentage not in excess of the 19.999% Ownership Limitation; provided that any such increase will not be effective until the 61st day after such notice is delivered to us.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO

HOLDERS OF THE SECURITIES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the units or components thereof, which we refer to collectively as the Securities, issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of the Securities.

This discussion is limited to holders that hold the Securities as a “capital asset” within the meaning of Section 1221 of the Code (property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

■	U.S. expatriates and certain former citizens or long-term residents of the United States;

■	persons subject to the alternative minimum tax;

■	persons holding the Securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

■	banks, insurance companies, and other financial institutions;

■	brokers, dealers or traders in securities;

■	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

■	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

■	tax-exempt organizations or governmental organizations;

■	persons deemed to sell the Securities under the constructive sale provisions of the Code;

■	persons who hold or receive the Securities pursuant to the exercise of any employee stock option or otherwise as compensation; and

■	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the Securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR

SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and              of a warrant to purchase one share of our common stock. In determining their basis for the common stock and warrant composing a unit, purchasers of Securities should allocate their purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance. The Company does not intend to advise purchasers of the Securities with respect to this determination, and purchasers of the Securities are advised to consult their tax and financial advisors with respect to the relative fair market values of the common stock and the warrants for federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of the Securities that, for U.S. federal income tax purposes, is:

■	an individual who is a citizen or resident of the United States;

■	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

■	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

■	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions on our common stock, such distributions generally will constitute dividends to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. With respect to non-corporate taxpayers, such dividends are generally taxed at the lower applicable capital gains rate provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale or Other Taxable Disposition of Common Stock

Upon the sale, exchange or other taxable disposition of the common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and (ii) such holder’s tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such common stock is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to limitations.

In general, a U.S. holder will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. A U.S. holder’s basis in a share of common stock received upon exercise will be equal to the sum of (1) the U.S. holder’s basis in the warrant and (2) the exercise price of the warrant. A U.S. holder’s holding period in the shares received upon exercise will commence on the day after such holder exercises the warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the common stock should commence on the day after the warrant is exercised. In the latter case, the holding period of the common stock would include the holding period of the exercised warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a warrant as a taxable exchange. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant on a cashless basis.

If a warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such warrant is more than one year. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a U.S. holder holds warrants, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the exercise price of the warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on the common stock (including constructive dividends) or receives proceeds from the sale or other taxable disposition of Securities. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

■	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

■	furnishes an incorrect taxpayer identification number;

■	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

■	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. holder” is a beneficial owner of the Securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions on our common stock, such distributions of cash or property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock or warrants.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Exercise of Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, as described in “—Tax Considerations Applicable to U.S. holders—Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common Stock or Warrants” would apply.

Sale or Other Disposition of Common Stock or Warrants

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock or warrants unless:

■	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

■	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

■	our common stock or warrants constitute U.S. real property interests, or USRPIs, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a non-U.S. holder holds warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the exercise price of the warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns will be filed with the IRS in connection with any distributions on our common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock or warrants within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our common stock or warrants outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our common stock or warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid on our common stock, or gross proceeds from the sale or other disposition of our common stock or warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The withholding provisions described above generally apply to payments of dividends and, if such sale or other disposition occurs on or after January 1, 2017, to payments of gross proceeds from the sale or other disposition of stock or warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated February     , 2015, we have agreed to sell to the underwriters named below, for whom Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated are acting as representatives, the following respective number of units:

Underwriter	Number of Units
Cowen and Company, LLC
Stifel, Nicolaus & Company, Incorporated
JMP Securities LLC
Oppenheimer & Co. Inc.

Total

The underwriting agreement provides that the underwriters are obligated to purchase all of the units in the offering if any are purchased. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel including the validity of the units, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The offering of the units by the underwriters is also subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the units initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of up to $             per unit. After the offering the representatives may change the public offering price and selling concession.

The following table summarizes the compensation we will pay:

	Per Unit	Total

Underwriting discounts and commissions paid by us	$	$

We estimate that our out of pocket expenses for this offering (not including any underwriting discounts and commissions) will be approximately $400,000.

We have agreed to reimburse the underwriters for expenses of up to $25,000 related to clearance of this offering with the Financial Industry Regulatory Authority, Inc.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated for a period of 90 days after the date of this prospectus supplement. The restrictions described in this paragraph do not apply to (a) grants of employee stock options or other equity-based awards pursuant to the terms of our equity inventive plans, (b) issuances of shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock pursuant to the exercise of such options or other equity-based awards, (c) issuances of shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or vesting of restricted stock or restricted stock units, in each case outstanding on the date of this prospectus supplement, (d) the offer and sale of the units, the issuance of the securities in this offering or the issuance of shares of our common stock upon exercise of the warrants offered by this prospectus supplement, (e) issuances of shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock in connection with any acquisition, collaboration, licensing or other joint venture or strategic transaction or any debt financing transaction involving us and (f) the filing of a registration statement on Form S-8 relating to the registration of shares issuable pursuant to our equity incentive plans; provided that in the case of clause (e), such issuances shall not be greater than 5% of the total outstanding shares of our common stock immediately following the completion of this offering and, in the case of clause (e), the recipients of such shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock agree to be bound by a lockup letter in the form executed by our directors and executive officers and their affiliated entities.

Our executive officers and directors and their affiliated entities have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated for a period of 90 days after the date of this prospectus supplement. The restrictions described in this paragraph do not apply to (a) transfers of our common stock or other securities as a bona fide gift or gifts or by testate succession or intestate distribution, (b) any shares of our common stock acquired by the lock-up signatory in the open market or in this offering, (c) the exercise of stock options or other similar awards granted pursuant to our equity incentive plans, provided that such restrictions shall apply to any of the lock-up signatory’s shares of common stock issued upon such exercise, (d) any shares of our common stock or such other securities that are used for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to our equity incentive plans or in connection with tax or other obligations as a result of testate succession or intestate distribution, (e) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, or 10b5-1 Plan, provided that no sales of the lock-up signatory’s shares of common stock shall be made pursuant to such a 10b5-1 Plan prior to the expiration of the 90-day period referred to above, (f) transfers not involving a disposition for value to a member or members of the lock-up signatory’s family or to a trust, the direct or indirect beneficiaries of which are the lock-up signatory and/or a member or members of his or her family, (g) distributions not involving a disposition for value of shares of our common stock or such other securities to members, partners or stockholders of the lock-up signatory or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the lock-up signatory and (h) the transfer of the lock-up signatory’s shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock to us pursuant to any contractual arrangement in effect on the date of the lock-up agreement that provides for the repurchase of the lock-up signatory’s shares of common stock or such other securities by us or in connection with the termination of the lock-up signatory’s employment or other service relationship with us or the lock-up signatory’s failure to meet certain conditions set out upon receipt of such shares of our common stock or other such securities, provided that in the case of any transfer or distribution pursuant to clause (a), (f), or (g), each donee, distributee or transferee shall execute and deliver to Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated a lock-up letter containing the lock-up restrictions in this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (a), (b), or (d) through (g), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the 90-day period referred to above (other than a filing on a Form 5 made after the expiration of such 90-day period).

We have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BIND.” The warrants are not and will not be listed for trading on The Nasdaq Global Select Market or any other securities exchange.

The public offering price of the units and the exercise price and other terms of the warrants were negotiated between us and the representatives, based on the trading price of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the units we are offering and the exercise price and other terms of the warrants include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. There can be no assurance that the public offering price of the units or the deemed allocation in the underwriting agreement of the public offering price of the units between the public offering price of the common stock and the public offering price of the warrants will correspond to the price at which the common stock and warrants will trade in the public market subsequent to this offering or that an active public market for our common stock or warrants will develop and continue after this offering.

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

■	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
■	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters have a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
■	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the security originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
■	In passive market making, market makers in the securities who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our securities until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions, penalty bids and passive market making may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representatives may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make Internet distributions on the same basis as other allocations.

Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each of the underwriters severally represents, warrants and agrees as follows:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the securities in circumstances in which Section 21 of the FSMA does not apply to us; and
(b)	it has complied with, and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. Our company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP. Davis Polk & Wardwell LLP is counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our web site address is www.bindtherapeutics.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference the following information or documents that we have filed with the SEC:

■	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 25, 2014.
■	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 8, 2014, August 7, 2014 and November 6, 2014, respectively.
■	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2014.
■	Our Current Reports on Form 8-K filed with the SEC on January 7, 2014, January 17, 2014, March 3, 2014, April 4, 2014, May 28, 2014, July 2, 2014, September 3, 2014, November 5, 2014, January 23, 2015 and February 4, 2015.
■	The description of our Common Stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on September 16, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

We incorporate by reference into this prospectus supplement and accompanying prospectus all reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

BIND Therapeutics, Inc.

325 Vassar Street

Cambridge, Massachusetts 02139

(617) 491-3400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS

BIND THERAPEUTICS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “BIND.” On September 30, 2014, the last reported sale price of our common stock on the Nasdaq Global Select Market was $8.59 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 15, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not, and any underwriter has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “BIND,” “we,” “our,” “us” and the “Company” in this prospectus, we mean BIND Therapeutics, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

We use our registered trademark, BIND Therapeutics, Inc. and Medicinal Nanoengineering, in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.bindtherapeutics.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 25, 2014.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 8, 2014 and August 7, 2014, respectively.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2014.

•	Our Current Reports on Form 8-K filed with the SEC on January 7, 2014, January 17, 2014, March 3, 2014, April 4, 2014, May 28, 2014, July 2, 2014 and September 3, 2014.

•	The description of our Common Stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on September 16, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference in this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

BIND Therapeutics, Inc.

325 Vassar Street

Cambridge, Massachusetts 02139

(617) 491-3400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

We are a clinical-stage nanomedicine platform company developing Accurins, our novel targeted therapeutics. We are leveraging our Medicinal Nanoengineering platform to develop a pipeline of Accurins, initially in oncology, as well as to develop Accurins in collaboration with biopharmaceutical companies. Our lead drug candidate, BIND-014, is an Accurin that targets prostate-specific membrane antigen and contains docetaxel, a clinically-validated and widely-used cancer chemotherapy drug. BIND-014 is currently in Phase 2 clinical trials for the treatment of non-small cell lung cancer and metastatic castrate-resistant prostate cancer. We have announced ongoing collaborations with AstraZeneca AB, F. Hoffmann-La Roche Ltd. and Pfizer Inc. to develop Accurins based on their proprietary therapeutic payloads and targeting ligands.

We filed our certificate of incorporation with the Secretary of State of Delaware on May 19, 2006.

Our principal executive offices are located at 325 Vassar Street, Cambridge, Massachusetts 02139, and our telephone number is 617-491-3400.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 incorporated by reference in this prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the historical consolidated ratio of earnings to fixed charges and the historical consolidated ratio of earnings to fixed charges and preferred stock dividends for BIND and its consolidated subsidiaries for the periods indicated.

	Years Ended December 31,			Six Months Ended June 30, 2014
	2011	2012	2013
Consolidated ratio of earnings (loss) to fixed charges	N/A	N/A	N/A	N/A
Consolidated ratio of earnings (loss) to fixed charges and preferred stock dividends	N/A	N/A	N/A	N/A

For purposes of calculating the ratio above, earnings (loss) consist of income (loss) before income taxes plus fixed charges. Fixed charges include interest expense, non-cash interest expense and other, and an estimate of the interest expense within rental expense. We did not include the accretion of redeemable convertible preferred stock.

We did not record earnings for any of the years ended December 31, 2011, 2012 and 2013 and for the six months ended June 30, 2014. Accordingly, our earnings were insufficient to cover fixed charges and preferred stock dividends in such periods and we are unable to disclose a ratio of earnings to fixed charges and preferred stock dividends for such periods. The dollar amount of the deficiency in earnings available for fixed charges and preferred stock dividends for the fiscal years ended December 31, 2011, 2012 and 2013 and for the six months ended June 30, 2014 was approximately $16,855,000, $19,240,000, $27,663,000, and $16,766,000, respectively.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our restated certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our certificate of incorporation and amended and restated bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our certificate of incorporation. See below under “—Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws—Amendment of Charter Provisions.” Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Dividend

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. In addition, our ability to pay cash dividends is currently prohibited by the terms of our credit facility with Hercules Technology Growth Capital, Inc.

Preferred Stock

Our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Registration Rights

As of September 30, 2014, holders of an aggregate of approximately 2.8 million shares of our common stock, including shares issuable upon the exercise of warrants, or their transferees will be entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act, pursuant to an investors’ rights agreement by and among us and certain of our stockholders. The registration of shares of common stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.

Demand Registration Rights

If at any time the holders of at least 50% of the registrable securities request in writing that we effect a registration with respect to all or part of such registrable securities then outstanding, we may be required to register their shares. We are obligated to effect at most two registrations in response to these demand registration rights. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.

Piggyback Registration Rights

If at any time we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Form S-3 Registration Rights

If, at any time after we become entitled under the Securities Act to register our shares on a registration statement on Form S-3, the holders of at least 50% of the registrable securities request in writing that we effect a registration with respect to registrable securities at an aggregate price to the public in the offering of at least $1.0 million, we will be required to effect such registration; provided, however, that we will not be required to effect such a registration if, within that calendar year, we have already effected two registrations on Form S-3 for the holders of registrable securities.

Expenses

Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders and blue sky fees and expenses.

Termination of Registration Rights

The registration rights terminate upon the earlier of September 18, 2018, or, with respect to the registration rights of an individual holder, when the holder can sell all of such holder’s registrable securities in a 90-day period without restriction with Rule 144 of the Securities Act.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our certificate of incorporation and our bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings. Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent. Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Staggered Board. Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors. Our certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting. Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Choice of Forum. Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws; (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment of Charter Provisions. The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “BIND,” “we,” “our” or “us” refer to BIND Therapeutics, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the DTC, or a nominee of the DTC (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the DTC, and registered in the name of the DTC or a nominee of the DTC. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than BIND is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture); and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or BIND and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of BIND;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and the trustee has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of the debt securities of that series. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of BIND.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and any applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of BIND Therapeutics, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Units

Each Consisting of

One Share of Common Stock and

         of a Warrant to Purchase One Share of Common Stock

Preliminary Prospectus Supplement

Cowen and Company

Stifel

JMP Securities

Oppenheimer & Co.

                    , 2015